UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 9, 2018
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CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-35789	46-0691837
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2101 Cedar Springs Road, Suite 900
Dallas, TX 75201
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (972) 350-0060
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders.
On May 9, 2018, CyrusOne Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results are set forth below.
Proposal 1: The stockholders elected each of the eight director nominees to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Stockholders, as follows:

		Votes	Broker
	Votes For	Withheld	Non-Votes
David H. Ferdman	83,535,897	508,975	5,748,883
John W. Gamble, Jr.	83,110,971	933,902	5,748,883
Michael A. Klayko	81,406,790	2,638,083	5,748,883
T. Tod Nielsen	80,520,477	3,524,396	5,748,883
Alex Shumate	81,863,781	2,181,091	5,748,883
William E. Sullivan	81,841,902	2,202,971	5,748,883
Lynn A. Wentworth	82,081,678	1,963,195	5,748,883
Gary J. Wojtaszek	83,535,521	509,352	5,748,883
Proposal 2: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,728,425	11,521,775	794,672	5,748,883
Proposal 3: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,671,856	58,024	63,876	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: May 14, 2018	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

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